Central Jersey Bancorp Press Release

Central Jersey Bancorp Reports Operating Results for Second Quarter of 2009

OAKHURST, NEW JERSEY, August 4, 2009 (NASDAQ Global Market: CJBK):

Central Jersey Bancorp, the parent company of Central Jersey Bank, N.A., reported net income and net income available to common shareholders, excluding a non-cash goodwill impairment charge, of $653,000 and $467,000, respectively, for the three months ended June 30, 2009, as compared to $711,000 for both for the same period in 2008.  The net income available to common shareholders figure takes into account $186,000 in preferred stock dividends paid to the U.S. Department of the Treasury as part of the Capital Purchase Program during the three months ended June 30, 2009.  The decrease in net income is primarily attributable to a one-time Federal Deposit Insurance Corporation (FDIC) deposit insurance assessment of $257,000 and a $316,000 provision for loan losses charge recorded during the three months ended June 30, 2009.  These expenses were partly offset by $279,000 in gains realized from the sale of investment securities during the period.  Additionally, Central Jersey Bancorp recognized a $27.0 million goodwill impairment charge during the three months ended June 30, 2009.  This impairment charge resulted in a net loss available to common shareholders of $26.5 million for the three months ended June 30, 2009.  Basic and diluted loss per share for the three months ended June 30, 2009 were ($2.92), as compared to basic and diluted earnings per share of $0.08 and $0.07, respectively, for the same period in 2008.

The $27.0 million in goodwill was recorded as an intangible asset on January 1, 2005 in conjunction with the combination of Monmouth Community Bancorp (the predecessor to Central Jersey Bancorp) and Allaire Community Bank.  The goodwill impairment charge is a non-cash adjustment to Central Jersey Bancorp’s financial statements which has no affect on cash flows, liquidity, or tangible capital.  As goodwill is excluded from regulatory capital, the impairment charge had no impact on the regulatory capital ratios of Central Jersey Bancorp or Central Jersey Bank, N.A., both of which remain “well-capitalized” under regulatory requirements.  The goodwill impairment charge was recorded in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, which requires an interim goodwill impairment analysis under certain events.

For the six months ended June 30, 2009, Central Jersey Bancorp reported net income and net income available to common shareholders, excluding the non-cash goodwill impairment charge, of $963,000 and $592,000, respectively, as compared to $1.3 million for both for the same period in 2008.  The net income available to common shareholders figure considers $371,000 in preferred stock dividends paid to the U.S. Department of the Treasury as part of the Capital Purchase Program during the six months ended June 30, 2009.  Additionally, Central Jersey Bancorp recognized the previously-disclosed $27.0 million goodwill impairment charge, resulting in a net loss available to common shareholders of $26.4 million for the period.  Basic and diluted loss per share for the six months ended June 30, 2009 were ($2.91), as compared to basic and diluted earnings per share of $0.14 for both for the same period in 2008.  Per share earnings were adjusted in all periods to reflect the 5% stock dividend paid on July 1, 2008.

Results of Operations

Net interest income was $4.3 million and $9.0 million, respectively, for the three months and six months ended June 30, 2009, as compared to $4.5 million and $8.6 million, respectively, for the same periods in 2008.  Net interest income for the three months ended June 30, 2009 and 2008 was comprised primarily of $5.0 million and $5.1 million, respectively, in interest and fees on loans, $1.4 million and $1.9 million, respectively, in interest on investment securities and $104,000 and $79,000, respectively, in interest income on federal funds sold and due from banks, less interest expense on deposits of $1.9 million and $2.2 million, respectively, interest expense on borrowed funds of $247,000 and $311,000, respectively, and interest expense on subordinated debentures of $50,000 and $66,000, respectively.  Net interest income for the six months ended June 30, 2009 and 2008 was comprised primarily of $10.0 million and $10.4 million, respectively, in interest and fees on loans, $3.4 million and $3.6 million, respectively, in interest on investment securities and $137,000 and $271,000, respectively, in interest income on federal funds sold and due from banks, less interest expense on deposits of $3.9 million and $4.9 million, respectively, interest expense on borrowed funds of $494,000 and $560,000, respectively, and interest expense on subordinated debentures of $107,000 and $173,000, respectively.

For the three and six months ended June 30, 2009, the average yield on interest-earning assets was 4.46% and 4.94%, respectively, as compared to 5.87% and 5.98%, respectively, for the same periods in 2008.  The average cost of deposits and interest-bearing liabilities for the three and six months ended June 30, 2009 was 1.91% and 2.01%, respectively, as compared to an average cost of 2.66% and 2.94%, respectively, for the same periods in 2008.  The decrease in both the average yield on interest-earning assets and the average cost of deposits and interest-bearing liabilities for the three and six months ended June 30, 2009 was primarily due to the significant reduction in the general level of short term interest rates and the 500 basis point reduction in the Prime Rate of interest which occurred between September 2007 and December 2008.  The average net interest margin for the three and six months ended June 30, 2009 was 3.27% and 3.36%, respectively, as compared to 3.79% and 3.66%, respectively, for the same periods in 2008. While the market remains very competitive for deposit and loan pricing, Central Jersey Bancorp continues to successfully grow both its core deposit base and credit portfolio.

For the three and six months ended June 30, 2009, the provision for loan losses was $316,000 and $3.5 million, respectively, as compared to $81,000 and $146,000, respectively, for the same periods in 2008.  The recorded provision for loan losses was mostly related to the risk rating downgrade of certain loans, a $1.1 million increase in the specific reserve of certain impaired loans and loan charge-offs totaling $716,000.  The significant increase in the provision for loan losses is due to the credit deterioration of certain commercial loans as a result of general economic conditions.

Non-interest income, which consists of service charges on deposit accounts, gains on the sale of investment securities available-for-sale, gains on the sale of loans held-for-sale and income from bank owned life insurance, was $894,000 and $3.1 million, respectively, for the three and six months ended June 30, 2009, as compared to $539,000 and $1.2 million, respectively, for the same period in 2008.  Of this amount, gains on the sale of investment securities available-for-sale totaled $279,000 and $2.1 million, respectively, for the three and six months ended June 30, 2009, as compared to $63,000 for both periods in 2008.  Gains on the sale of loans held-for-sale were $194,000 and $206,000, respectively, for the three and six months ended June 30, 2009, as compared to $66,000 and $267,000, respectively, for the same periods in 2008.

Non-interest expense was $31.0 million and $35.0 million, respectively, for the three and six months ended June 30, 2009, as compared to $3.9 million and $7.7 million for the same periods in 2008.  The increase in non-interest expense for the three and six months ended June 30, 2009 was directly related to the one-time, non-cash goodwill impairment charge.  Non-interest expense generally includes costs associated with FDIC deposit insurance assessment, employee salaries and benefits, occupancy expenses, data processing fees, core deposit intangible amortization and other operating expenses.

Financial Condition

Central Jersey Bancorp’s assets, at June 30, 2009, totaled $603.3 million, an increase of $3.9 million, or 0.66%, from the December 31, 2008 total of $599.4 million.  The increase in total assets was due primarily to the purchase of investment securities in the form of tax-exempt municipal bonds and note obligations of $11.8 million which increased investment securities to $197.2 million at June 30, 2009, coupled with an $11.2 million increase in loans, net of the allowance for loan losses, which increased loans outstanding to $367.5 million at June 30, 2009.  The aforementioned increases were offset by the one-time, non-cash goodwill impairment charge of $27.0 million.

Cash and cash equivalents were $13.6 million at June 30, 2009, an increase of $3.8 million, or 39%, over the December 31, 2008 total of $9.8 million.  The increase is due primarily to the timing of cash flows related to the bank subsidiary’s business activities.

Investment securities totaled $197.2 million at June 30, 2009, an increase of $11.8 million, or 6.4%, over the December 31, 2008 total of $185.4 million.  The increase was primarily due to the purchase of $43.2 million of mortgage-backed securities, $91.7 million of tax-exempt municipal bond and note obligations and $11.8 million in government-sponsored agency securities.  For the six months ended June 30, 2009, principal pay downs of securities totaled $19.1 million, sales of mortgage-backed securities totaled $78.2 million, $35.3 million of government-sponsored agency securities were matured and/or called, $592,000 of municipal bonds were matured and/or called and net premium/discount amortization totaled $331,000.  In addition, at June 30, 2009, the net change of the unrealized gain on available-for-sale securities decreased by $1.4 million from December 31, 2008.

Loans held-for-sale, at June 30, 2009, totaled $1.3 million, as compared to $400,000 at December 31, 2008.  The increase in loans held-for-sale is due primarily to the timing of residential mortgage loan closings.

Loans, net of the allowance for loan losses, totaled $367.5 million at June 30, 2009, an increase of $11.2 million, or 3.1%, over the $356.3 million balance at December 31, 2008.  Gross loans totaled $375.1 million at June 30, 2009, an increase of $14.1 million, or 3.9%, over the $361.0 million balance at December 31, 2008.  The increase in loan balances was due primarily to the origination of commercial real estate loans, consumer home equity loans and lines of credit during the period off set by principal pay downs.

Deposits, at June 30, 2009, totaled $444.7 million, an increase of $25.9 million, or 6.2%, over the December 31, 2008 total of $418.8 million.  The increase in deposit balances was reflective of continued core deposit growth that occurred throughout Central Jersey Bank, N.A.’s retail franchise.

Other borrowings were $95.8 million at June 30, 2009, as compared to $71.7 million at December 31, 2008, an increase of $24.1 million, or 3.4%.  The increase was due to the growth in the bank’s subsidiary’s sweep account product for business customers and $61.1 million in Federal Home Loan Bank advances.  The existing Federal Home Loan Bank advances continue to be used to fund loan growth and the purchase of investment securities.

At June 30, 2009, book value per share and tangible book value per share were $4.86 and $4.73, respectively, as compared to $7.91 and $4.75, respectively, at December 31, 2008.

Asset Quality

The allowance for loan losses (“ALL”), which began the year at $4.7 million, or 1.31% of total loans, increased to $7.6 million at June 30, 2009, or 2.03% of total loans.  Non-performing loans totaled $11.5 million at June 30, 2009, as compared to $2.7 million at December 31, 2008.  The increase in non-performing loans was due primarily to certain commercial loans which were placed on non-accrual status and/or deemed to be impaired during the six months ended June 30, 2009.  The loans which were deemed to be impaired required a specific reserve in accordance with SFAS No. 114, Accounting by Creditors for Impairment of a Loan.  There were $17,000 and $715,000, respectively, in loan charge-offs during the three and six months ended June 30, 2009, as compared to no loan charge-offs for the same periods in 2008.

Asset Quality Statistics
	For the three months ended
(dollars in thousands)	June 30, 2009		December 31, 2008		June 30, 2008

Provision for loan losses	$316		$920		$81

Net charge-offs	$17		--		--
Net charge-off ratio (annualized)	0.01%		--		--

Average loans outstanding	$354,999		$353,324		$324,078

	At		At		At
(dollars in thousands)	June 30, 2009		December 31, 2008		June 30, 2008

Non-performing loans (“NPL”) (includes non-accrual and impaired loans)	$11,523		$2,690		$2,102
NPL to total loans ratio	3.07%		0.75%		0.63%
Total ALL to total NPL	0.66	x	1.76	x	1.69	x
NPL to tangible common equity + ALL ratio	22.74%		5.66%		4.90%
NPL to Tier I capital + ALL ratio	21.61%		4.45%		4.38%

Allowance for loan losses	$7,605		$4,741		$3,560
Allowance for loan losses to total loans ratio	2.03%		1.31%		1.08%

Total loans	$375,080		$360,998		$329,658
Tangible common equity	$43,063		$42,751		$39,321
Tier I capital	$45,727		$55,740		$44,325

About the Company

Central Jersey Bancorp is the holding company and sole shareholder of Central Jersey Bank, N.A.  Central Jersey Bank, N.A. provides a full range of banking services to both individual and business customers through thirteen branch facilities located in Monmouth and Ocean Counties, New Jersey.  Central Jersey Bancorp is traded on the NASDAQ Global Market under the trading symbol “CJBK.”  Central Jersey Bank, N.A. can be accessed through the internet at CJBNA.com.

Forward Looking Statements

Statements about the future expectations of Central Jersey Bancorp and its subsidiary, Central Jersey Bank, N.A., including future revenues and earnings, and all other statements in this press release other than historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Since these statements involve risks and uncertainties and are subject to change at any time, the companies’ actual results could differ materially from expected results.  Among these risks, trends and uncertainties are the effect of governmental regulation on Central Jersey Bank, N.A., interest rate fluctuations, regional economic and other conditions, the availability of working capital, the cost of personnel and technology, and the competitive market in which Central Jersey Bank, N.A.

Contacts

James S. Vaccaro, President and CEO, 732-663-4040
Robert S. Vuono, Sr. EVP & COO, 732-663-4041
Anthony Giordano, III, EVP and CFO, 732-663-4042

CENTRAL JERSEY BANCORP
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)
(dollars in thousands, except share amounts)

	June 30,	December 31,
ASSETS	2009	2008
Cash and due from banks	$13,532	$9,306
Federal funds sold	23	461
Cash and cash equivalents	13,555	9,767

Investment securities available-for-sale, at fair value	186,701	170,683
Investment securities held-to-maturity (fair value of $10,760 and $15,124, respectively, at June 30, 2009 and December 31, 2008)	10,467	14,679
Federal Reserve Bank stock	2,409	1,960
Federal Home Loan Bank stock	3,617	2,940
Loans held-for-sale	1,312	400

Loans	375,080	360,998
Less: Allowance for loan losses	7,605	4,741
Loans, net	367,475	356,257

Accrued interest receivable	2,349	2,251
Premises and equipment	6,096	6,303
Bank owned life insurance	3,750	3,685
Goodwill	--	26,957
Core deposit intangible	1,237	1,444
Other assets	4,344	2,059
Total assets	$603,312	$599,385

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$74,980	$75,947
Interest bearing	369,746	342,868
	444,726	418,815

Borrowings	95,805	71,741
Subordinated debentures	5,155	5,155
Accrued expenses and other liabilities	1,938	1,546
Investment securities purchased not settled	--	19,676
Total liabilities	547,624	516,933

Shareholders’ equity:
Common stock, par value $0.01 per share. Authorized 100,000,000 shares,
9,108,068 and 9,000,531 shares outstanding, and 9,354,516 and
9,246,979 shares issued, respectively, at June 30, 2009 and
December 31, 2008	91	90
Preferred stock, liquidation value $1,000 per share. Authorized 10,000,000 shares and issued and outstanding 11,300 shares at June 30, 2009 and December 31, 2008	11,300	11,300
Additional paid-in capital	64,952	64,502
Accumulated other comprehensive income, net of tax expense	1,075	1,925
Treasury stock – at cost, 246,448 shares at June 30, 2009 and December 31, 2008	(1,806)	(1,806)
Retained (deficit)/earnings	(19,924)	6,441
Total shareholders’ equity	55,688	82,452
Total liabilities and shareholders’ equity	$603,312	$599,385

CENTRAL JERSEY BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
Interest and dividend income:
Interest and fees on loans	$5,008	$5,087	$10,039	$10,425
Interest on securities available-for-sale	1,270	1,704	2,997	3,273
Interest on securities held-to-maturity	151	153	369	306
Interest on federal funds sold and due from banks	104	79	137	271
Total interest and dividend income	6,533	7,023	13,542	14,275

Interest expense:
Interest expense on deposits	1,910	2,167	3,892	4,903
Interest expense on other borrowings	247	311	494	560
Interest expense on subordinated debentures	50	66	107	173
Total interest expense	2,207	2,544	4,493	5,636

Net interest income	4,326	4,479	9,049	8,639

Provision for loan losses	316	81	3,452	146
Net interest income after provision for loan losses	4,010	4,398	5,597	8,493

Other income:
Service charges on deposit accounts	385	381	720	763
Gain on sale of securities available-for-sale	279	63	2,068	63
Gain on sale of loans held-for-sale	194	66	206	267
Income on bank owned life insurance	36	29	66	59
Total other income	894	539	3,060	1,152

Operating expenses:
Goodwill impairment	26,957	--	26,957	--
Salaries and employee benefits	1,873	1,900	3,811	3,866
Net occupancy expenses	467	512	1,050	1,009
Data processing fees	232	212	465	436
Core deposit intangible amortization	103	121	207	241
Other operating expenses	1,318	1,131	2,504	2,148
Total other expenses	30,950	3,876	34,994	7,700

(Loss) income before provision for income taxes	(26,046)	1,061	(26,337)	1,945

Income tax expense (benefit)	258	350	(343)	653

Net (loss) income	(26,304)	711	(25,994)	1,292

Preferred stock dividend	141	--	282	--
Preferred stock discount amortization	45	--	89	--

Net (loss) income available to common shareholders	$(26,490)	$711	$(26,365)	$1,292

Basic (loss) earnings per common share	$(2.92)	$0.08	$(2.91)	$0.14
Diluted (loss) earnings per common share	$(2.92)	$0.07	$(2.91)	$0.14
Average basic shares outstanding	9,087,287	9,116,813	9,053,082	9,141,078
Average diluted shares outstanding	9,336,643	9,549,876	9,323,108	9,554,763

The table below provides selected performance ratios for the three and six months ended June 30, 2009.  The ratios and other financial data exclude the impact of the previously-disclosed $27.0 million goodwill impairment charge.

Performance Ratios (unaudited) (dollars in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
Ratio	2009	2008	2009	2008
Return on average assets	0.43%	0.54%	0.32%	0.50%
Return on average tangible assets	0.34%	0.58%	0.45%	0.53%
Return on average equity	3.67%	4.12%	2.74%	3.75%
Return on average tangible equity	6.08%	7.01%	4.55%	6.39%
Efficiency ratio	76.49%	77.24%	66.37%	78.64%
Efficiency ratio (less core deposit intangible amortization expense)	74.52%	74.83%	64.67%	76.18%
Operating expense ratio	2.60%	2.97%	2.69%	2.96%
Net interest margin	3.27%	3.79%	3.36%	3.66%

Ratio Calculations
Efficiency ratio:
Net interest income	$4,326	$4,479	$9,049	$8,639
Non-interest income	894	539	3,060	1,152
Total revenue	5,220	5,018	12,109	9,791
Non-interest expense	$3,993	$3,876	$8,037	$7,700
Ratio	76.49%	77.24%	66.37%	78.64%

Efficiency ratio (less core deposit intangible amortization expense):
Net interest income	$4,326	$4,479	$9,049	$8,639
Non-interest income	894	539	3,060	1,152
Total revenue	5,220	5,018	12,109	9,791
Non-interest expense	$3,993	3,876	$8,037	7,700
Less: Core deposit amortization expense	(103)	(121)	(207)	(241)
Non-interest expense (less core deposit intangible amortization expense)	$3,890	$3,755	$7,830	$7,459
Ratio	74.52%	74.83%	64.66%	76.18%

Operating expense ratio:
Average assets	$615,232	$525,230	$602,231	$523,042
Non-interest expense	$3,993	$3,876	$8,037	$7,700
Ratio	2.60%	2.97%	2.69%	2.96%